UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

FLOWSERVE CORPORATION
 (Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 443-6500

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 14, 2007, the Board of Directors (the “Board”) of Flowserve Corporation (the “Company”) elected Gayla J. Delly, President of Benchmark Electronics Inc., a company that manufactures electronics and provides services to manufacturers of computers and related products, to serve as a new member of the Board, effective as of January 1, 2008.

A copy of the Company’s press release, dated December 18, 2007 and announcing the election of Ms. Delly to serve on the Company’s Board, is attached as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2007, the Board voted to amend and restate the Bylaws of the Company, effective as of January 1, 2008 to increase the size of the Board, as required to reflect the addition of the new director named above.

A copy of the amended and restated Bylaws is attached as Exhibit 2.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
Exhibit 2.1	Bylaws of Flowserve Corporation, as amended and restated on December 14, 2007 and effective as of January 1, 2008
Exhibit 99.1	Press release of Flowserve Corporation dated December 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: December 18, 2007

By: /s/ Tara D. Mackey
Tara D. Mackey
Vice President, Assistant Secretary and Compliance Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Bylaws of Flowserve Corporation, as amended and restated on December 14, 2007 and effective as of January 1, 2008
Exhibit 99.1	Press release issued by Flowserve Corporation on December 18, 2007